Registration No. 33-____________


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                         ________________________

                                FORM S - 8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ________________________

                       LEGGETT & PLATT, INCORPORATED
          (Exact Name of Registrant as Specified in its Charter)

          Missouri                      44-0324630
   (State of Incorporation)     (IRS Employer Identification No.)

                           No. 1 -- Leggett Road
                         Carthage, Missouri 64836
                 (Address of Principal Executive Offices)

                         1989 FLEXIBLE STOCK PLAN
                         (Full Title of the Plan)

                              JOHN A. LYCKMAN
              Assistant General Counsel & Assistant Secretary
                       LEGGETT & PLATT, INCORPORATED
                           No. 1 -- Leggett Road
                         Carthage, Missouri 64836
                  (Name and Address of Agent for Service)

                              (417) 358-8131
       (Telephone Number, including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE


Title of                 Proposed       Proposed
Securities  Amount       maximum        maximum        Amount of
to be       to be        offering price aggregate      registration
registered  registered   per share*     market price*  fee

Common
Stock       1,701,599    $38.1875       $64,979,812    $22,406.83



*Estimated solely for purpose of calculation of the registration fee based upon the average of the high and low prices of the Company's Common Stock as reported in The Wall Street Journal for June 22, 1994, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933.

     The contents of Registration Statement File No. 33-15441 are hereby incorporated by reference.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Carthage, State of Missouri, on the ______ day of June, 1994.



                         LEGGETT & PLATT, INCORPORATED



                         By /s/ Harry M. Cornell, Jr.
                                Harry M. Cornell, Jr.
                                Chairman of the Board and
                                Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                          Title

(a)  Principal Executive Officer



     /s/  Harry M. Cornell, Jr.         Chairman of the Board,
          Harry M. Cornell, Jr.         Chief Executive Officer and
                                        Director



(b)  Principal Financial Officer and
          Principal Accounting Officer



     /s/  Michael A. Glauber            Senior Vice President,
          Michael A. Glauber            Finance & Administration








Directors:

     Herbert C. Casteel*                Director
     Herbert C. Casteel

     R. Ted Enloe*                      Director
     R. Ted Enloe

     Richard T. Fisher*                 Director
     Richard T. Fisher

     Frank E. Ford, Jr.*                Director
     Frank E. Ford, Jr.

     Robert A. Jefferies, Jr.*          Director
     Robert A. Jefferies, Jr.

     Alexander M. Levine*               Director
     Alexander M. Levine

     James C. McCormick*                Director
     James C. McCormick

     Richard L. Pearsall*               Director
     Richard L. Pearsall

     Maurice E. Purnell, Jr.*           Director
     Maurice E. Purnell

     Felix E. Wright*                   Director
     Felix E. Wright





By   /s/  Ernest C. Jett
          Ernest C. Jett
          *As Attorney-in-fact
          Pursuant to Power of
          Attorney dated
          February 9, 1994
















                               EXHIBIT INDEX

Exhibit                                                Sequential
Number                          Description                 Page Number

(4)       Leggett & Platt, Incorporated 1989 Flexible
          Stock Plan, as amended through May 11, 1994;
          reference is made to Appendix A to the Proxy
          Statement of Leggett & Platt, Incorporated dated April 4, 1994, concerning Leggett &
          Platt, Incorporated's Annual Meeting of
          Shareholders held May 11, 1994

(5)       Opinion of Ernest C. Jett, Assistant General
          Counsel to the Registrant

(23)(a)   Consent of Price Waterhouse

(23)(b)   Consent of Assistant General Counsel
          (contained in opinion)

(24) Power of Attorney dated February 9, 1994, reference is made to Exhibit 24 in Registrant's Annual Report on Form 10-K for the year ended December 31, 1993